EXHIBIT 4.1

CERTIFICATE OF AMENDMENT

to

SECOND AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS

of

SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

of

POSTROCK ENERGY CORPORATION

PURSUANT TO SECTION 242 OF THE

DELAWARE GENERAL CORPORATION LAW

PostRock Energy Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST, on September 17, 2010, the Corporation filed with the Delaware Secretary of State a Certificate of Designations (as amended and restated to date, the “Certificate”) creating a series of preferred stock of the Corporation designated “Series A Cumulative Redeemable Preferred Stock” (the “Series A Preferred Stock”) and establishing the terms thereof.

SECOND, on August 1, 2012, the Corporation filed with the Delaware Secretary of State the Amended and Restated Certificate of Designations with respect to the Series A Preferred Stock.

THIRD, on December 19, 2012, the Corporation filed with the Delaware Secretary of State the Second Amended and Restated Certificate of Designations with resect to the Series A Preferred Stock.

FOURTH, the Board of Directors of the Corporation duly adopted by unanimous written consent in accordance with Section 141(f) of the DGCL, the following resolution:

RESOLVED that the references to “December 31, 2014” in (a) clause (i) of the definition of “Default” in Section 3(k) of the Certificate and (b) the third sentence of the first paragraph of Section 4(a) of the Certificate be changed to “June 30, 2016”.

FIFTH,  That thereafter, the proposed amendment to the Certificate was consented to and authorized by all the holders of the Series A Preferred Stock by written consent given in accordance with the provisions of Section 228 of the DGCL.

SIXTH,  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned this 29th day of July, 2014.

POSTROCK ENERGY CORPORATION

By:  /s/ Stephen L. DeGiusti

Stephen L. DeGiusti

Executive Vice President, General
Counsel and Secretary